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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 22, 2000


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                           PREMIER LASER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


        California                        0-25242                33-0476284
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
       incorporation)                                        Identification No.)

                           3 Morgan, Irvine, CA           92718
               (Address of principal executive offices) (Zip Code)


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       Registrant's telephone number, including area code: (949) 859-0656


                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

         (a) Premier Laser Systems, Inc. ("Premier") and SurgiLight, Inc. announced today that they have signed an agreement under which SurgiLight will acquire Premier's ophthalmic laser division. SurgiLight, based in Orlando, Florida, will acquire the intellectual property and inventory from Premier. Under the terms of the agreement, SurgiLight will close this transaction prior to the American Academy of Ophthalmology (AAO) in the third week of October. The transaction is subject to customary closing conditions, and approval by the bankruptcy court in which Premier's Chapter 11 case is pending. A copy of the press release with respect to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         (b) Michael Quinn was appointed by the board of directors of Premier as the interim Chief Financial Officer on Friday, September 22, 2000. Michael Quinn is currently the Chief Executive Officer of Premier.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  The following exhibits are filed as a part of this report:

Exhibit No.       Description
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99.1              Press Release of Premier Laser Systems, Inc. dated September
                  26, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PREMIER LASER SYSTEMS, INC.



                                           By: /s/ Michael Quinn
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                                              Michael Quinn
Date:    September 26, 2000                   President and CEO






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                                INDEX OF EXHIBITS

Exhibit No.       Description
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99.1              Press Release of Premier Laser Systems, Inc. dated September
                  26, 2000